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                                                                     EXHIBIT 8.1



                    [FOSTER PEPPER & SHEFELMAN PLI LETTERHEAD]





                                 July 30, 1999


Washington Mutual, Inc.
1201 Third Avenue, 15th Floor
Seattle, WA  98101
Attention: Craig Tall

Gentlemen:


                                                    Washington Mutual/Long Beach


The description of the tax consequences of the proposed merger of Long Beach Financial Corporation with and into Washington Mutual, Inc. set forth in the "Certain Federal Income Tax Consequences" section and the summary thereof of the Form S-4 is true, correct and complete, to the extent set forth therein, in all material respects and we hereby confirm to you our opinion as set forth therein.

We hereby consent to the use of our name under the caption "THE MERGER - Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.



                                       Very truly yours,


                                       /s/ Foster Pepper & Shefelman PLLC

                                       FOSTER PEPPER & SHEFELMAN PLLC